Exhibit 99.1

For Immediate Release

For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2266
Rex_Schuette@ucbi.com

UNITED COMMUNITY BANKS, INC. REPORTS
NET LOSS OF $6.2 MILLION FOR THIRD QUARTER 2011

•	Special $25 million loan loss provision drove net loss

•	Excluding this special provision, net income was $8.8 million, or 10 cents per share

•	Net interest margin rose 14 basis points on lower deposit pricing

•	Core transaction deposits up 16 percent on an annualized basis

BLAIRSVILLE, GA – October 27, 2011 – United Community Banks, Inc. (NASDAQ: UCBI) today reported a net loss of $6.2 million, or 16 cents per share, for the third quarter of 2011. The third quarter net loss resulted from a special loan loss provision of $25 million, or 26 cents per share, recorded in connection with the nonaccrual classification of United’s largest loan relationship, which was announced earlier. Excluding this special provision, net income was $8.8 million, or 10 cents per share.

The year-to-date net loss of $141 million primarily reflects significant credit costs in the first quarter incurred in connection with the Company’s problem asset disposition plan. The plan was executed in conjunction with raising $380 million of new capital on March 30, 2011.

“We believe the loss was an isolated situation that does not reflect deterioration in the remainder of our loan portfolio,” stated Jimmy Tallent, president and chief executive officer. “Aside from this one relationship, which we have been watching closely for several quarters, our credit quality continued to improve and stabilize in the third quarter.”

Total loans were $4.1 billion at quarter-end, down $53 million from the end of the second quarter and down $650 million from a year earlier. “The $53 million decrease during the third quarter was up from the $31 million decrease during the second quarter, but still represents the second lowest quarterly decrease in loan balances since the first quarter of 2008,” stated Tallent. “We remain confident that soon we can once again begin to grow our loan portfolio. We are encouraged to have $141 million of new loan commitments, with $88 million funded, during the third quarter. The majority were commercial loans.”

The third quarter provision for loan losses was $36 million, up from $11 million in the second quarter, but down from $50.5 million a year ago. Included in the third quarter provision was the previously announced $25 million special provision for the Company’s largest lending relationship. Net charge-offs for the third quarter were $17.5 million, compared to $16.4 million for the second quarter but down from $50.0 million a year ago. Second quarter net charge-offs included a $7.3 million recovery from an April 18 bulk loan sale transaction. Excluding that recovery, third quarter net charge-offs declined $6.2 million from last quarter.

Nonperforming assets increased $70 million to $189 million at quarter-end. The increase reflects placing the previously mentioned $76.6 million loan on nonaccrual.

Taxable equivalent net interest revenue of $59.3 million increased $335,000 from the second quarter. Compared with the third quarter of 2010, net interest revenue declined $733,000, primarily due to a $702 million reduction in average loan balances that was significantly offset by lower funding costs and deposit rates. Net interest margin was 3.55 percent for the third quarter of 2011, down two basis points from a year ago and up 14 basis points from the second quarter.

“Growing loans and deposits are key initiatives to further building core earnings,” Tallent commented. “The weak economy has created a highly competitive environment for good, quality loans and we are working diligently to get our share. We have had tremendous success in gathering core transaction deposits – increasing the balance $112 million from the second quarter, or 16 percent on an annualized basis. This was the eleventh consecutive quarter of growth in core transaction deposits, which now represents 48 percent of total deposits compared to 30 percent at the end of 2008.”

Fee revenue was $11.5 million in the third quarter of 2011, compared to $12.9 million a year ago and $13.9 million last quarter. Service charges and fees were $7.5 million, down $114,000 from a year ago, due primarily to lower overdraft fees of $886,000 resulting from regulatory changes last year that required customers to provide consent before using overdraft services. Mostly offsetting this reduction in overdraft fees was an increase of $785,000 in ATM and debit card usage fees. Mortgage fees of $1.1 million were down $923,000 from a year ago and up $196,000 from last quarter. The decrease from last year was due to the lower level of refinancing activities. Other fee revenue of $2.0 million reflected a decrease of $173,000 from a year ago and $2.7 million from the second quarter. The decrease from the second quarter was primarily due to the accelerated recognition of deferred gains relating to the ineffectiveness of terminated cash flow hedges on certain prime-based loans. Hedge ineffectiveness gains recognized in the third quarter were $575,000 compared with $2.8 million in the second quarter of 2011 and $336,000 in the third quarter of 2010. Also contributing to the decrease in other fee revenue from the second quarter and a year ago was a change in the market value of deferred compensation plan assets which accounted for $393,000 and $657,000 of the decrease in other fee revenue from the second quarter of 2011 and the third quarter of 2010, respectively.

Excluding foreclosed property costs and the goodwill impairment charge in 2010, third quarter 2011 operating expenses were $43.7 million, down from both the second quarter of 2011 and third quarter of 2010 by $3.1 million and $1.4 million, respectively. The decreases were mostly in FDIC assessments and the other expense category. FDIC assessments and other regulatory charges of $2.6 million were down $1.0 million from the second quarter and $653,000 from a year ago primarily due to the new asset based formula and a lower assessment rate. The decrease in the other expense category was mostly due to lower collections costs. Salary and benefit costs totaled $25.3 million, a $371,000 increase from last year and a $1.2 million decrease from the second quarter due to staff reductions and related severance costs.

Foreclosed property costs for the third quarter of 2011 were $2.8 million as compared to $1.9 million last quarter and $19.8 million a year ago. The third quarter of 2011 included $1.8 million for maintenance of foreclosed properties and $1.0 million in net losses and write-downs on properties. For the second quarter of 2011, foreclosed property costs were almost entirely for maintenance costs. The third quarter of 2010 included $14.2 million of net write-downs and losses and $5.6 million of maintenance costs.

The effective tax rate for the third quarter of 2011 was 49 percent, up from the 40 percent effective tax rate for the first and second quarters of 2011. The tax benefit in the third quarter includes the release of approximately $1.1 million in reserves for uncertain tax positions relating to state tax returns whose limitations have expired. Excluding the reserve release, the third quarter effective tax rate would have been 40 percent. The effective tax rate is expected to return to a normal range of 35 to 36 percent with expected profitability for 2012.

As of September 30, 2011, the capital ratios for United were as follows: Tier 1 Risk-Based of 14.0 percent; Tier 1 Leverage of 9.0 percent; and Total Risk-Based of 15.8 percent. The quarterly average tangible equity-to-assets ratio was 11.8 percent, and the tangible common equity-to-assets ratio was 9.1 percent.

“Reporting a third quarter loss after achieving profitability last quarter is disappointing, but must be put into context,” Tallent said. “Our objective is to deal aggressively and decisively with credit issues as they are identified. The large classification during the quarter was an isolated situation that we do not believe indicates a trend. Excluding this one item, our credit metrics continued to improve and we are on the right path to be profitable next quarter and into 2012.”

Tallent added, “United has been working diligently with the SEC to resolve comments regarding our net deferred tax asset made during their review of two resale registration statements and related periodic reports. The SEC has inquired as to the necessity of an additional deferred tax asset valuation allowance. We continue to believe an additional valuation allowance is not required based on our expectation that, more likely than not, we will realize all of our net deferred tax assets many years prior to their expiration. However, considering the SEC’s inquiry, it is possible we could be required to record a valuation allowance.”

Conference Call
United Community Banks will hold a conference call today, Thursday, October 27, 2011, at 11 a.m. ET to discuss the contents of this news release and to share business highlights for the quarter. To access the call, dial (877) 380-5665 and use the conference number 14298726. The conference call also will be webcast and can be accessed by selecting ‘Calendar of Events’ within the Investor Relations section of the company’s website at www.ucbi.com.

About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks is the third-largest bank holding company in Georgia. United Community Banks has assets of $7.2 billion and operates 27 community banks with 105 banking offices throughout north Georgia, the Atlanta region, coastal Georgia, western North Carolina and east Tennessee. The Company specializes in providing personalized community banking services to individuals and small to mid-size businesses. United Community Banks also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking. United Community Banks common stock is listed on the Nasdaq Global Select Market under the symbol UCBI. Additional information may be found at the Company’s web site at www.ucbi.com.

Safe Harbor
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial United’s outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those anticipated in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled. “Risk Factors” of United Community Banks, Inc.’s 2010 annual report filed on Form 10-K and first and second quarter 2011 quarterly reports filed on Form 10-Q with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information

						Third
	2011			2010		Quarter	For the Nine		YTD
(in thousands, except per share	Third	Second	First	Fourth	Third	2011-2010	Months Ended		2011-2010
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	2011	2010	Change
INCOME SUMMARY
Interest revenue	$74,543	$76,931	$75,965	$81,215	$84,360		$227,439	$261,908
Interest expense	15,262	17,985	19,573	21,083	24,346		52,820	78,988

Net interest revenue	59,281	58,946	56,392	60,132	60,014	(1)%	174,619	182,920	(5)%
Operating provision for loan losses (1)	36,000	11,000	190,000	47,750	50,500		237,000	187,000
Fee revenue (2)	11,498	13,905	11,838	12,442	12,861	(11)	37,241	36,106	3

Total operating revenue (1)(2)	34,779	61,851	(121,770)	24,824	22,375		(25,140)	32,026
Operating expenses (3)	46,520	48,728	115,271	64,918	64,906	(28)	210,519	178,034	18
Loss on sale of nonperforming assets	—	—	—	—	—		—	45,349

Operating (loss) income from continuing operations before income taxes	(11,741)	13,123	(237,041)	(40,094)	(42,531)	(72)	(235,659)	(191,357)	23
Operating income tax (benefit) expense	(5,539)	5,506	(94,555)	(16,520)	(16,706)		(94,588)	(71,542)

Net operating (loss) income from continuing operations (1)(2)(3)	(6,202)	7,617	(142,486)	(23,574)	(25,825)	(76)	(141,071)	(119,815)	18
Noncash goodwill impairment charges	—	—	—	—	(210,590)		—	(210,590)
Partial reversal of fraud loss provision, net of income tax	—	—	—	7,179	—		—	—
Loss from discontinued operations, net of income tax	—	—	—	—	—		—	(101)
Gain from sale of subsidiary, net income tax	—	—	—	—	—		—	1,266

Net (loss) income	(6,202)	7,617	(142,486)	(16,395)	(236,415)	(97)	(141,071)	(329,240)	(57)
Preferred dividends and discount accretion	3,019	3,016	2,778	2,586	2,581		8,813	7,730

Net (loss) income available to common shareholders	$(9,221)	$4,601	$(145,264)	$(18,981)	$(238,996)		$(149,884)	$(336,970)

PERFORMANCE MEASURES
Per common share:
Diluted operating (loss) income from continuing operations (1)(2)(3)	$(.16)	$.08	$(7.87)	$(1.38)	$(1.50)	(89)	$(4.41)	$(6.75)	(35)
Diluted (loss) income from continuing operations	(.16)	.08	(7.87)	(1.00)	(12.62)	(99)	(4.41)	(17.89)	(75)
Diluted (loss) income	(.16)	.08	(7.87)	(1.00)	(12.62)	(99)	(4.41)	(17.82)	(75)
Book value	11.37	11.59	14.78	24.18	25.70	(56)	11.37	25.70	(56)
Tangible book value (5)	11.26	11.47	14.44	23.78	25.26	(55)	11.26	25.26	(55)

Key performance ratios:
Return on equity (4)(6)	(5.72)%	5.34%	(147.11)%	(17.16)%	(148.04)%		(43.31)%	(65.69)%
Return on assets (6)	(.34)	.40	(7.61)	(.89)	(12.47)		(2.52)	(5.70)
Net interest margin (6)	3.55	3.41	3.30	3.58	3.57		3.42	3.56
Operating efficiency ratio from continuing operations (2)(3)	65.73	66.88	169.08	89.45	89.38		99.39	102.14
Equity to assets	11.83	11.21	8.82	8.85	11.37		10.61	11.70
Tangible equity to assets (5)	11.76	11.13	8.73	8.75	9.19		10.53	9.28
Tangible common equity to assets (5)	9.09	4.79	5.51	6.35	6.78		6.44	6.94
Tangible common equity to risk-weighted assets (5)	14.41	14.26	6.40	9.05	9.60		14.41	9.60

ASSET QUALITY *
Non-performing loans	$144,484	$71,065	$83,769	$179,094	$217,766		$144,484	$217,766
Foreclosed properties	44,263	47,584	54,378	142,208	129,964		44,263	129,964

Total non-performing assets (NPAs)	188,747	118,649	138,147	321,302	347,730		188,747	347,730
Allowance for loan losses	146,092	127,638	133,121	174,695	174,613		146,092	174,613
Operating net charge-offs (1)	17,546	16,483	231,574	47,668	49,998		265,603	167,989
Allowance for loan losses to loans	3.55%	3.07%	3.17%	3.79%	3.67%		3.55%	3.67%
Operating net charge-offs to average loans (1)(6)	1.68	1.58	20.71	4.03	4.12		8.28	4.54
NPAs to loans and foreclosed properties	4.54	2.82	3.25	6.77	7.11		4.54	7.11
NPAs to total assets	2.64	1.60	1.73	4.32	4.96		2.64	4.96

AVERAGE BALANCES ($ in millions)
Loans	$4,194	$4,266	$4,599	$4,768	$4,896	(14)	$4,352	$5,026	(13)
Investment securities	2,150	2,074	1,625	1,354	1,411	52	1,952	1,487	31
Earning assets	6,630	6,924	6,902	6,680	6,676	(1)	6,817	6,870	(1)
Total assets	7,261	7,624	7,595	7,338	7,522	(3)	7,492	7,723	(3)
Deposits	6,061	6,372	6,560	6,294	6,257	(3)	6,329	6,399	(1)
Shareholders’ equity	859	854	670	649	855	—	795	904	(12)
Common shares — basic (thousands)	57,599	25,427	18,466	18,984	18,936		33,973	18,905
Common shares — diluted (thousands)	57,599	57,543	18,466	18,984	18,936		33,973	18,905

AT PERIOD END ($ in millions)
Loans *	$4,110	$4,163	$4,194	$4,604	$4,760	(14)	$4,110	$4,760	(14)
Investment securities	2,123	2,188	1,884	1,490	1,310	62	2,123	1,310	62
Total assets	7,159	7,410	7,974	7,443	7,013	2	7,159	7,013	2
Deposits	6,005	6,183	6,598	6,469	5,999	—	6,005	5,999	—
Shareholders’ equity	848	860	850	636	662	28	848	662	28
Common shares outstanding (thousands)	57,510	57,469	20,903	18,937	18,887		57,510	18,887

(1)
Excludes the partial reversal of a previously established provision for fraud-related loan losses of $11.8 million, net of tax expense of $4.6 million in the fourth quarter of 2010. Operating charge-offs also exclude the $11.8 million related partial recovery of the previously charged off amount.

(2)	Excludes revenue generated by discontinued operations in the first quarter of 2010.

(3)	Excludes the goodwill impairment charge of $211 million in the third quarter of 2010 and expenses relating to discontinued operations in the first quarter of 2010.

(4)	Net loss available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss).

(5)	Excludes effect of acquisition related intangibles and associated amortization.

(6)	Annualized.

*	Excludes loans and foreclosed properties covered by loss sharing agreements with the FDIC.

UNITED COMMUNITY BANKS, INC.
Operating Earnings to GAAP Earnings Reconciliation
Selected Financial Information

	2011			2010
(in thousands, except per share	Third	Second	First	Fourth	Third	For the Nine Months Ended
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	2011	2010

Interest revenue reconciliation
Interest revenue — taxable equivalent	$74,543	$76,931	$75,965	$81,215	$84,360	$227,439	$261,908
Taxable equivalent adjustment	(420)	(429)	(435)	(497)	(511)	(1,284)	(1,504)

Interest revenue (GAAP)	$74,123	$76,502	$75,530	$80,718	$83,849	$226,155	$260,404

Net interest revenue reconciliation
Net interest revenue — taxable equivalent	$59,281	$58,946	$56,392	$60,132	$60,014	$174,619	$182,920
Taxable equivalent adjustment	(420)	(429)	(435)	(497)	(511)	(1,284)	(1,504)

Net interest revenue (GAAP)	$58,861	$58,517	$55,957	$59,635	$59,503	$173,335	$181,416

Provision for loan losses reconciliation
Operating provision for loan losses	$36,000	$11,000	$190,000	$47,750	$50,500	$237,000	$187,000
Partial reversal of special fraud-related provision for loan loss	—	—	—	(11,750)	—	—	—

Provision for loan losses (GAAP)	$36,000	$11,000	$190,000	$36,000	$50,500	$237,000	$187,000

Total revenue reconciliation
Total operating revenue	$34,779	$61,851	$(121,770)	$24,824	$22,375	$(25,140)	$32,026
Taxable equivalent adjustment	(420)	(429)	(435)	(497)	(511)	(1,284)	(1,504)
Partial reversal of special fraud-related provision for loan loss	—	—	—	11,750	—	—	—

Total revenue (GAAP)	$34,359	$61,422	$(122,205)	$36,077	$21,864	$(26,424)	$30,522

Expense reconciliation
Operating expense	$46,520	$48,728	$115,271	$64,918	$64,906	$210,519	$223,383
Noncash goodwill impairment charge	—	—	—	—	210,590	—	210,590

Operating expense (GAAP)	$46,520	$48,728	$115,271	$64,918	$275,496	$210,519	$433,973

(Loss) income from continuing operations before taxes reconciliation
Operating (loss) income from continuing operations before taxes	$(11,741)	$13,123	$(237,041)	$(40,094)	$(42,531)	$(235,659)	$(191,357)
Taxable equivalent adjustment	(420)	(429)	(435)	(497)	(511)	(1,284)	(1,504)
Noncash goodwill impairment charge	—	—	—	—	(210,590)	—	(210,590)
Partial reversal of special fraud-related provision for loan loss	—	—	—	11,750	—	—	—

(Loss) income from continuing operations before taxes (GAAP)	$(12,161)	$12,694	$(237,476)	$(28,841)	$(253,632)	$(236,943)	$(403,451)

Income tax (benefit) expense reconciliation
Operating income tax (benefit) expense	$(5,539)	$5,506	$(94,555)	$(16,520)	$(16,706)	$(94,588)	$(71,542)
Taxable equivalent adjustment	(420)	(429)	(435)	(497)	(511)	(1,284)	(1,504)
Partial reversal of special fraud-related provision for loan loss	—	—	—	4,571	—	—	—

Income tax (benefit) expense (GAAP)	$(5,959)	$5,077	$(94,990)	$(12,446)	$(17,217)	$(95,872)	$(73,046)

Diluted (loss) earnings from continuing operations per common share reconciliation
Diluted operating (loss) earnings from continuing operations per common share	$(.16)	$.08	$(7.87)	$(1.38)	$(1.50)	$(4.41)	$(6.75)
Noncash goodwill impairment charge	—	—	—	—	(11.12)	—	(11.14)
Partial reversal of special fraud-related provision for loan loss	—	—	—	.38	—	—	—

Diluted (loss) earnings from continuing operations per common share (GAAP)	$(.16)	$.08	$(7.87)	$(1.00)	$(12.62)	$(4.41)	$(17.89)

Book value per common share reconciliation
Tangible book value per common share	$11.26	$11.47	$14.44	$23.78	$25.26	$11.26	$25.26
Effect of goodwill and other intangibles	.11	.12	.34	.40	.44	.11	.44

Book value per common share (GAAP)	$11.37	$11.59	$14.78	$24.18	$25.70	$11.37	$25.70

Efficiency ratio from continuing operations reconciliation
Operating efficiency ratio from continuing operations	65.73%	66.88%	169.08%	89.45%	89.38%	99.39%	102.14%
Noncash goodwill impairment charge	—	—	—	—	290.00	—	96.29

Efficiency ratio from continuing operations (GAAP)	65.73%	66.88%	169.08%	89.45%	379.38%	99.39%	198.43%

Average equity to assets reconciliation
Tangible common equity to assets	9.09%	4.79%	5.51%	6.35%	6.78%	6.44%	6.94%
Effect of preferred equity	2.67	6.34	3.22	2.40	2.41	4.09	2.34

Tangible equity to assets	11.76	11.13	8.73	8.75	9.19	10.53	9.28
Effect of goodwill and other intangibles	.07	.08	.09	.10	2.18	.08	2.42

Equity to assets (GAAP)	11.83%	11.21%	8.82%	8.85%	11.37%	10.61%	11.70%

Actual tangible common equity to risk-weighted assets reconciliation
Tangible common equity to risk-weighted assets	14.41%	14.26%	6.40%	9.05%	9.60%	14.41%	9.60%
Effect of other comprehensive income	(.58)	(.65)	(.58)	(.62)	(.81)	(.58)	(.81)
Effect of deferred tax limitation	(5.34)	(5.04)	(5.10)	(3.34)	(2.94)	(5.34)	(2.94)
Effect of trust preferred	1.18	1.14	1.12	1.06	1.06	1.18	1.06
Effect of preferred equity	4.30	4.17	5.97	3.52	3.51	4.30	3.51

Tier I capital ratio (Regulatory)	13.97%	13.88%	7.81%	9.67%	10.42%	13.97%	10.42%

Net charge-offs reconciliation
Operating net charge-offs	$17,546	$16,483	$231,574	$47,668	$49,998	$265,603	$167,989
Subsequent partial recovery of fraud-related charge-off	—	—	—	(11,750)	—	—	—

Net charge-offs (GAAP)	$17,546	$16,483	$231,574	$35,918	$49,998	$265,603	$167,989

Net charge-offs to average loans reconciliation
Operating net charge-offs to average loans	1.68%	1.58%	20.71%	4.03%	4.12%	8.28%	4.54%
Subsequent partial recovery of fraud-related charge-off	—	—	—	(1.00)	—	—	—

Net charge-offs to average loans (GAAP)	1.68%	1.58%	20.71%	3.03%	4.12%	8.28%	4.54%

Net (loss) income reconciliation
Net income excluding special provision	$8,798
Effect of special provision for loan losses on largest lending relationship	(15,000)

Net loss (GAAP)	$(6,202)

Net (loss) income per diluted share reconciliation
Net income per diluted share excluding special provision	$.10
Effect of special provision for loan losses on largest lending relationship	(.26)

Net loss per diluted share (GAAP)	$(.16)

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End (1)

	2011			2010		Linked	Year over
	Third	Second	First	Fourth	Third	Quarter	Year
(in millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	Change
LOANS BY CATEGORY
Commercial (sec.by RE)	$1,771	$1,742	$1,692	$1,761	$1,781	$29	$(10)
Commercial construction	169	195	213	297	310	(26)	(141)
Commercial & industrial	429	428	431	441	456	1	(27)

Total commercial	2,369	2,365	2,336	2,499	2,547	4	(178)
Residential construction	474	502	550	695	764	(28)	(290)
Residential mortgage	1,150	1,177	1,187	1,279	1,316	(27)	(166)
Consumer / installment	117	119	121	131	133	(2)	(16)

Total loans	$4,110	$4,163	$4,194	$4,604	$4,760	(53)	(650)

LOANS BY MARKET
Atlanta MSA	$1,192	$1,188	$1,179	$1,310	$1,365	4	(173)
Gainesville MSA	272	275	282	312	316	(3)	(44)
North Georgia	1,478	1,500	1,531	1,689	1,755	(22)	(277)
Western North Carolina	607	626	640	702	719	(19)	(112)
Coastal Georgia	316	325	312	335	345	(9)	(29)
East Tennessee	245	249	250	256	260	(4)	(15)

Total loans	$4,110	$4,163	$4,194	$4,604	$4,760	(53)	(650)

RESIDENTIAL CONSTRUCTION
Dirt loans
Acquisition & development	$97	$105	$116	$174	$190	(8)	(93)
Land loans	60	62	69	99	104	(2)	(44)
Lot loans	216	218	228	275	303	(2)	(87)

Total	373	385	413	548	597	(12)	(224)

House loans
Spec	64	74	88	97	109	(10)	(45)
Sold	37	43	49	50	58	(6)	(21)

Total	101	117	137	147	167	(16)	(66)

Total residential construction	$474	$502	$550	$695	$764	(28)	(290)

RESIDENTIAL CONSTRUCTION — ATLANTA MSA
Dirt loans
Acquisition & development	$19	$20	$22	$30	$34	(1)	(15)
Land loans	15	16	19	23	27	(1)	(12)
Lot loans	22	22	24	32	45	—	(23)

Total	56	58	65	85	106	(2)	(50)

House loans
Spec	28	30	34	38	42	(2)	(14)
Sold	8	9	11	10	11	(1)	(3)

Total	36	39	45	48	53	(3)	(17)

Total residential construction	$92	$97	$110	$133	$159	(5)	(67)

(1)
Excludes total loans of $57.8 million, $70.8 million, $63.3 million, $68.2 million and $75.2 million as of September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010, respectively, that are covered by the loss-sharing agreement with the FDIC, related to the acquisition of Southern Community Bank.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality (1)

	Third Quarter 2011			Second Quarter 2011			First Quarter 2011 (2)
	Non-performing	Foreclosed	Total	Non-performing	Foreclosed	Total	Non-performing	Foreclosed	Total
(in thousands)	Loans	Properties	NPAs	Loans	Properties	NPAs	Loans	Properties	NPAs
NPAs BY CATEGORY
Commercial (sec.by RE)	$21,998	$8,880	$30,878	$17,764	$6,796	$24,560	$20,648	$7,886	$28,534
Commercial construction	11,370	5,862	17,232	2,782	6,764	9,546	3,701	11,568	15,269
Commercial & industrial	53,009	—	53,009	1,998	—	1,998	2,198	—	2,198

Total commercial	86,377	14,742	101,119	22,544	13,560	36,104	26,547	19,454	46,001
Residential construction	34,472	21,561	56,033	22,643	24,968	47,611	32,038	25,807	57,845
Residential mortgage	22,671	7,960	30,631	24,809	9,056	33,865	23,711	9,117	32,828
Consumer / installment	964	—	964	1,069	—	1,069	1,473	—	1,473

Total NPAs	$144,484	$44,263	$188,747	$71,065	$47,584	$118,649	$83,769	$54,378	$138,147

Balance as a % of Unpaid Principal	77.8%	33.4%	59.3%	64.5%	32.6%	46.3%	57.3%	30.3%	42.4%

NPAs BY MARKET
Atlanta MSA	$13,350	$12,971	$26,321	$14,700	$11,239	$25,939	$21,501	$16,913	$38,414
Gainesville MSA	5,311	2,495	7,806	4,505	3,174	7,679	4,332	2,157	6,489
North Georgia	105,078	17,467	122,545	28,117	21,278	49,395	30,214	23,094	53,308
Western North Carolina	13,243	7,941	21,184	15,153	8,953	24,106	18,849	7,802	26,651
Coastal Georgia	5,600	2,354	7,954	5,357	2,564	7,921	5,847	3,781	9,628
East Tennessee	1,902	1,035	2,937	3,233	376	3,609	3,026	631	3,657

Total NPAs	$144,484	$44,263	$188,747	$71,065	$47,584	$118,649	$83,769	$54,378	$138,147

NPA ACTIVITY
Beginning Balance	$71,065	$47,584	$118,649	$83,769	$54,378	$138,147	$179,094	$142,208	$321,302
Loans placed on non-accrual	103,365	—	103,365	35,911	—	35,911	54,730	—	54,730
Payments received	(3,995)	—	(3,995)	(7,702)	—	(7,702)	(3,550)	—	(3,550)
Loan charge-offs	(15,335)	—	(15,335)	(18,888)	—	(18,888)	(43,969)	—	(43,969)
Foreclosures	(10,616)	10,616	—	(22,025)	22,025	—	(17,052)	17,052	—
Capitalized costs	—	818	818	—	20	20	—	270	270
Note / property sales	—	(13,787)	(13,787)	—	(28,939)	(28,939)	(11,400)	(44,547)	(55,947)
Loans held for sale	—	—	—	—	—	—	(74,084)	—	(74,084)
Write downs	—	(1,772)	(1,772)	—	(3,118)	(3,118)	—	(48,585)	(48,585)
Net gains (losses) on sales	—	804	804	—	3,218	3,218	—	(12,020)	(12,020)

Ending Balance	$144,484	$44,263	$188,747	$71,065	$47,584	$118,649	$83,769	$54,378	$138,147

	Third Quarter 2011		Second Quarter 2011 (3)		First Quarter 2011 (3)
		Net Charge-		Net Charge-		Net Charge-
		Offs to		Offs to		Offs to
	Net	Average	Net	Average	Net	Average
(in thousands)	Charge-Offs	Loans (4)	Charge-Offs	Loans (4)	Charge-Offs	Loans (4)
NET CHARGE-OFFS BY CATEGORY
Commercial (sec.by RE)	$2,192	.50%	$3,259	.76%	$48,607	11.07%
Commercial construction	1,625	3.54	869	1.70	49,715	76.95
Commercial & industrial	420	.39	523	.49	4,040	3.64

Total commercial	4,237	.71	4,651	.79	102,362	16.66
Residential construction	6,381	5.19	6,629	5.04	92,138	58.20
Residential mortgage	6,110	2.09	4,589	1.55	36,383	11.62
Consumer / installment	818	2.75	614	2.04	691	2.16

Total	$17,546	1.68	$16,483	1.58	$231,574	20.71

NET CHARGE-OFFS BY MARKET
Atlanta MSA	$2,813	.94%	$2,920	.99%	$56,489	17.86%
Gainesville MSA	1,804	2.64	2,318	3.36	8,616	11.93
North Georgia	8,124	2.16	6,575	1.72	123,305	29.66
Western North Carolina	3,608	2.31	3,522	2.21	26,447	15.61
Coastal Georgia	709	.88	815	1.02	12,003	14.80
East Tennessee	488	.78	333	.54	4,714	7.47

Total	$17,546	1.68	$16,483	1.58	$231,574	20.71

(1)	Excludes non-performing loans and foreclosed properties covered by the loss-sharing agreement with the FDIC, related to the acquisition of Southern Community Bank.

(2)
The NPA activity shown for the first quarter of 2011 is presented with all activity related to loans transferred to the loans held for sale classification on one line as if those loans were transferred to held for sale at the beginning of the period.

(3)
Includes charge-offs on loans related to United’s previously announced asset disposition plan. Such charge-offs severely distorted charge off rates for the first and second quarters of 2011. A separate schedule has been included in this earnings release presenting the components of net charge-offs by loan category and geographic market for the first and second quarters of 2011.

(4)	Annualized.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Net Charge-Off Summary (1)

	Second Quarter 2011			First Quarter 2011			First Six Months 2011
		Problem			Problem			Problem
		Asset			Asset			Asset
		Disposition			Disposition			Disposition
(in thousands)	Other	Plan	Total	Other	Plan	Total	Other	Plan	Total
BY CATEGORY
Commercial (sec. by RE)	$4,972	$(1,713)	$3,259	$2,842	$45,765	$48,607	$7,814	$44,052	$51,866
Commercial construction	2,201	(1,332)	869	1,146	48,569	49,715	3,347	47,237	50,584
Commercial & industrial	639	(116)	523	513	3,527	4,040	1,152	3,411	4,563

Total commercial	7,812	(3,161)	4,651	4,501	97,861	102,362	12,313	94,700	107,013
Residential construction	9,471	(2,842)	6,629	10,643	81,495	92,138	20,114	78,653	98,767
Residential mortgage	5,844	(1,255)	4,589	4,989	31,394	36,383	10,833	30,139	40,972
Consumer / installment	625	(11)	614	383	308	691	1,008	297	1,305

Total	$23,752	$(7,269)	$16,483	$20,516	$211,058	$231,574	$44,268	$203,789	$248,057

BY MARKET
Atlanta MSA	$4,875	$(1,955)	$2,920	$3,296	$53,193	$56,489	$8,171	$51,238	$59,409
Gainesville MSA	2,576	(258)	2,318	954	7,662	8,616	3,530	7,404	10,934
North Georgia	10,360	(3,785)	6,575	8,544	114,761	123,305	18,904	110,976	129,880
Western North Carolina	4,263	(741)	3,522	6,749	19,698	26,447	11,012	18,957	29,969
Coastal Georgia	1,206	(391)	815	341	11,662	12,003	1,547	11,271	12,818
East Tennessee	472	(139)	333	632	4,082	4,714	1,104	3,943	5,047

Total	$23,752	$(7,269)	$16,483	$20,516	$211,058	$231,574	$44,268	$203,789	$248,057

(1)
This schedule presents net charge-offs by loan type and geographic market separated between those charge offs related to United’s first quarter 2011 Problem Asset Disposition Plan including losses on loans sold in the bulk loan sale transaction that closed on April 18, 2011 and all other charge-offs. The charge-offs on the bulk loan sale recognized in the first quarter were estimated based on indicative bids from prospective buyers. Actual losses were less than estimated resulting in an adjustment to the loss in the second quarter.

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2011	2010	2011	2010
Interest revenue:
Loans, including fees	$59,294	$68,419	$181,359	$211,245
Investment securities, including tax exempt of $244, $279, $754 and $886	14,568	14,711	42,964	46,743
Federal funds sold, commercial paper and deposits in banks	261	719	1,832	2,416

Total interest revenue	74,123	83,849	226,155	260,404

Interest expense:
Deposits:
NOW	831	1,705	3,191	5,304
Money market	1,129	1,930	4,656	5,516
Savings	52	83	193	250
Time	9,086	16,099	31,813	54,015

Total deposit interest expense	11,098	19,817	39,853	65,085
Federal funds purchased, repurchase agreements and other short-term borrowings	1,081	1,068	3,197	3,162
Federal Home Loan Bank advances	441	796	1,601	2,747
Long-term debt	2,642	2,665	8,169	7,994

Total interest expense	15,262	24,346	52,820	78,988

Net interest revenue	58,861	59,503	173,335	181,416
Provision for loan losses	36,000	50,500	237,000	187,000

Net interest revenue after provision for loan losses	22,861	9,003	(63,665)	(5,584)

Fee revenue:
Service charges and fees	7,534	7,648	21,862	23,088
Mortgage loan and other related fees	1,148	2,071	3,594	5,151
Brokerage fees	836	731	2,204	1,884
Securities gains, net	—	2,491	838	2,552
Loss from prepayment of debt	—	(2,233)	(791)	(2,233)
Other	1,980	2,153	9,534	5,664

Total fee revenue	11,498	12,861	37,241	36,106

Total revenue	34,359	21,864	(26,424)	30,522

Operating expenses:
Salaries and employee benefits	25,262	24,891	76,622	72,841
Communications and equipment	3,284	3,620	10,006	10,404
Occupancy	3,794	3,720	11,673	11,370
Advertising and public relations	1,052	1,128	3,347	3,523
Postage, printing and supplies	1,036	1,019	3,239	3,009
Professional fees	2,051	2,117	7,731	6,238
Foreclosed property	2,813	19,752	69,603	45,105
FDIC assessments and other regulatory charges	2,603	3,256	11,660	10,448
Amortization of intangibles	748	793	2,270	2,389
Other	3,877	4,610	14,368	12,707
Goodwill impairment	—	210,590	—	210,590
Loss on sale of nonperforming assets	—	—	—	45,349

Total operating expenses	46,520	275,496	210,519	433,973

Loss from continuing operations before income taxes	(12,161)	(253,632)	(236,943)	(403,451)
Income tax benefit	(5,959)	(17,217)	(95,872)	(73,046)

Net loss from continuing operations	(6,202)	(236,415)	(141,071)	(330,405)
Loss from discontinued operations, net of income taxes	—	—	—	(101)
Gain from sale of subsidiary, net of income taxes and selling costs	—	—	—	1,266

Net loss	(6,202)	(236,415)	(141,071)	(329,240)
Preferred stock dividends and discount accretion	3,019	2,581	8,813	7,730

Net loss available to common shareholders	$(9,221)	$(238,996)	$(149,884)	$(336,970)

Loss from continuing operations per common share — Basic	$(.16)	$(12.62)	$(4.41)	$(17.89)
Loss from continuing operations per common share — Diluted	(.16)	(12.62)	(4.41)	(17.89)
Loss per common share — Basic	(.16)	(12.62)	(4.41)	(17.82)
Loss per common share — Diluted	(.16)	(12.62)	(4.41)	(17.82)
Weighted average common shares outstanding — Basic	57,599	18,936	33,973	18,905
Weighted average common shares outstanding — Diluted	57,599	18,936	33,973	18,905

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet

	September 30,	December 31,	September 30,
(in thousands, except share and per share data)	2011	2010	2010
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and due from banks	$57,780	$95,994	$104,033
Interest-bearing deposits in banks	241,440	111,901	64,408
Federal funds sold, commercial paper and short-term investments	—	441,562	108,579

Cash and cash equivalents	299,220	649,457	277,020
Securities available for sale	1,769,083	1,224,417	1,053,518
Securities held to maturity (fair value $369,020, $267,988 and $263,012)	353,739	265,807	256,694
Mortgage loans held for sale	22,050	35,908	20,630
Loans, net of unearned income	4,109,875	4,604,126	4,759,504
Less allowance for loan losses	146,092	174,695	174,613

Loans, net	3,963,783	4,429,431	4,584,891
Assets covered by loss sharing agreements with the FDIC	83,623	131,887	144,581
Premises and equipment, net	176,839	178,239	178,842
Accrued interest receivable	19,744	24,299	24,672
Goodwill and other intangible assets	9,175	11,446	12,217
Foreclosed property	44,263	142,208	129,964
Net deferred tax asset	264,275	166,937	146,831
Other assets	153,329	183,160	183,189

Total assets	$7,159,123	$7,443,196	$7,013,049

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand	$966,452	$793,414	$783,251
NOW	1,299,512	1,424,781	1,338,371
Money market	1,030,370	891,252	804,644
Savings	200,231	183,894	186,617
Time:
Less than $100,000	1,393,559	1,496,700	1,498,379
Greater than $100,000	905,183	1,002,359	1,033,132
Brokered	209,998	676,772	354,243

Total deposits	6,005,305	6,469,172	5,998,637
Federal funds purchased, repurchase agreements, and other short-term borrowings	102,883	101,067	103,780
Federal Home Loan Bank advances	40,625	55,125	55,125
Long-term debt	120,206	150,146	150,126
Unsettled securities purchases	10,585	—	—
Accrued expenses and other liabilities	31,302	32,171	42,906

Total liabilities	6,310,906	6,807,681	6,350,574

Shareholders’ equity:
Preferred stock, $1 par value; 10,000,000 shares authorized;
Series A; $10 stated value; 21,700 shares issued and outstanding	217	217	217
Series B; $1,000 stated value; 180,000 shares issued and outstanding	176,739	175,711	175,378
Series D; $1,000 stated value; 16,613 shares issued and outstanding	16,613	—	—
Common stock, $1 par value; 100,000,000 shares authorized; 41,595,692, 18,937,001 and 18,886,660 shares issued and outstanding	41,596	18,937	18,887
Common stock, non-voting, $1 par value; 30,000,000 shares authorized; 15,914,209 shares issued and outstanding	15,914	—	—
Common stock issuable; 88,501, 67,287 and 61,119 shares	3,590	3,894	3,961
Capital surplus	1,052,690	741,244	740,151
Accumulated deficit	(485,451)	(335,567)	(316,587)
Accumulated other comprehensive income	26,309	31,079	40,468

Total shareholders’ equity	848,217	635,515	662,475

Total liabilities and shareholders’ equity	$7,159,123	$7,443,196	$7,013,049

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended September 30,

	2011			2010
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$4,193,951	$59,394	5.62%	$4,896,471	$68,540	5.55%
Taxable securities (3)	2,125,154	14,324	2.70	1,384,682	14,431	4.17
Tax-exempt securities (1)(3)	24,675	399	6.47	26,481	459	6.93
Federal funds sold and other interest-earning assets	286,194	426	.60	368,108	930	1.01

Total interest-earning assets	6,629,974	74,543	4.47	6,675,742	84,360	5.02

Non-interest-earning assets:
Allowance for loan losses	(128,654)			(194,300)
Cash and due from banks	53,500			107,825
Premises and equipment	177,798			179,839
Other assets (3)	528,461			752,780

Total assets	$7,261,079			$7,521,886

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,258,929	831	.26	$1,318,779	1,705	.51
Money market	1,024,559	1,129	.44	781,903	1,930	.98
Savings	199,793	52	.10	186,123	83	.18
Time less than $100,000	1,448,024	4,539	1.24	1,541,772	7,190	1.85
Time greater than $100,000	940,864	3,456	1.46	1,065,789	5,506	2.05
Brokered	260,423	1,091	1.66	573,606	3,403	2.35

Total interest-bearing deposits	5,132,592	11,098	.86	5,467,972	19,817	1.44

Federal funds purchased and other borrowings	103,850	1,081	4.13	104,370	1,068	4.06
Federal Home Loan Bank advances	40,625	441	4.31	80,220	796	3.94
Long-term debt	138,457	2,642	7.57	150,119	2,665	7.04

Total borrowed funds	282,932	4,164	5.84	334,709	4,529	5.37

Total interest-bearing liabilities	5,415,524	15,262	1.12	5,802,681	24,346	1.66

Non-interest-bearing liabilities:
Non-interest-bearing deposits	928,788			789,231
Other liabilities	57,427			74,482

Total liabilities	6,401,739			6,666,394
Shareholders’ equity	859,340			855,492

Total liabilities and shareholders’ equity	$7,261,079			$7,521,886

Net interest revenue		$59,281			$60,014

Net interest-rate spread			3.35%			3.36%

Net interest margin (4)			3.55%			3.57%

(1)
Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.

(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $37.9 million in 2011 and $45.4 million in 2010 are included in other assets for purposes of this presentation.

(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Nine Months Ended September 30,

	2011			2010
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$4,351,524	$181,422	5.57%	$5,025,739	$211,399	5.62%
Taxable securities (3)	1,926,365	42,210	2.92	1,458,120	45,857	4.19
Tax-exempt securities (1)(3)	25,178	1,234	6.53	28,470	1,450	6.79
Federal funds sold and other interest-earning assets	514,392	2,573	.67	357,881	3,202	1.19

Total interest-earning assets	6,817,459	227,439	4.46	6,870,210	261,908	5.09

Non-interest-earning assets:
Allowance for loan losses	(145,689)			(191,888)
Cash and due from banks	102,251			104,446
Premises and equipment	178,694			180,936
Other assets (3)	539,177			758,903

Total assets	$7,491,892			$7,722,607

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,313,752	3,191	.32	$1,335,034	5,304	.53
Money market	977,863	4,656	.64	750,685	5,516	.98
Savings	194,433	193	.13	184,420	250	.18
Time less than $100,000	1,509,753	14,980	1.33	1,612,691	23,968	1.99
Time greater than $100,000	973,335	11,480	1.58	1,110,195	18,378	2.21
Brokered	475,687	5,353	1.50	650,588	11,669	2.40

Total interest-bearing deposits	5,444,823	39,853	.98	5,643,613	65,085	1.54

Federal funds purchased and other borrowings	102,711	3,197	4.16	103,697	3,162	4.08
Federal Home Loan Bank advances	49,442	1,601	4.33	100,727	2,747	3.65
Long-term debt	146,221	8,169	7.47	150,098	7,994	7.12

Total borrowed funds	298,374	12,967	5.81	354,522	13,903	5.24

Total interest-bearing liabilities	5,743,197	52,820	1.23	5,998,135	78,988	1.76

Non-interest-bearing liabilities:
Non-interest-bearing deposits	884,417			755,845
Other liabilities	69,131			64,622

Total liabilities	6,696,745			6,818,602
Shareholders’ equity	795,147			904,005

Total liabilities and shareholders’ equity	$7,491,892			$7,722,607

Net interest revenue		$174,619			$182,920

Net interest-rate spread			3.23%			3.33%

Net interest margin (4)			3.42%			3.56%

(1)
Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.

(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $32.4 million in 2011 and $44.1 million in 2010 are included in other assets for purposes of this presentation.

(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.